Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a statement on Schedule 13D or Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, par value $0.10 each, of LDK Solar Co., Ltd., a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the 28th day of September 2011.

LDK New Energy Holding Limited

/s/ Xiaofeng Peng
Name:	Xiaofeng Peng
Title:	Director

Xiaofeng Peng

/s/ Xiaofeng Peng
Xiaofeng Peng

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